Exhibit 10.5

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED RECEIVABLES

PURCHASE AGREEMENT AND AMENDMENT NO. 1 TO SECOND AMENDED AND

RESTATED PERFORMANCE UNDERTAKING

THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT AND AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED PERFORMANCE UNDERTAKING, effective as of May 25, 2008 (this “Amendment”), is entered into by and among DEJ 98 Finance, LLC, a Delaware limited liability company (the “Seller”), Wolverine Finance, LLC, a Tennessee limited liability company, as initial servicer (the “Servicer”), Wolverine Tube, Inc., a Delaware corporation, as performance guarantor (the “Performance Guarantor” and, together with the Seller and the Servicer, the “Seller Parties”), The CIT Group/Business Credit, Inc., a New York corporation (“CIT/BC”), individually and as co-agent (the “Co-Agent”), and Wachovia Bank, National Association, individually (“Wachovia” and, together with CIT/BC, the “Purchasers”), and as agent for the Purchasers (together with its successors and assigns in such capacity, the “Agent”).

PRELIMINARY STATEMENTS

The Seller Parties, the Purchasers and the Agent are parties to that certain Second Amended and Restated Receivables Purchase Agreement dated as of February 21, 2008, as heretofore amended (the “RPA”).

The Performance Guarantor and the Seller are parties to the Second Amended and Restated Performance Undertaking dated as of February 21, 2008 (the “Performance Undertaking”).

The parties wish to amend the RPA and the Performance Undertaking to reflect the termination of the Canadian Receivables Sale Agreement and the repurchase on the date hereof of all Receivables previously sold thereunder.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the RPA or the Performance Undertaking, as applicable.

2. Amendments.

2.1. All references in the RPA to the “Canadian Receivables Sale Agreement” and all references in the Performance Undertaking to the “Canadian Sale Agreement” are hereby deleted. All references in the Performance Undertaking to “either Sale Agreement” or “the Sale Agreements” are hereby replaced with “the U.S. Sale Agreement”. All references in the RPA to “the Receivables Sale Agreements”, “each of the Receivables Sale Agreements”, “the applicable Receivables Sale Agreement”, “a Receivables Sale Agreement”, “such Receivables Sale Agreement” or “either of the Receivables Sale Agreements” are hereby replaced with “the U.S. Receivables Sale Agreement”.

2.2. All references in the RPA and the Performance Undertaking to the “Canadian Subsidiary Originator” are hereby deleted. From and after the date hereof, all references in the RPA to any or all of the Originators shall be deemed to apply only to the U.S. Originators, and all references in the Performance Undertaking to any or all of the Subsidiary Originators shall be deemed to apply only to the U.S. Subsidiary Originators.

2.3. The text of each of Sections 1.1(a)(i), 1.4(a)(iv)(B), 8.1(c)(iii), 10.1.1(xviii), 10.1.3 and 10.1.4 of the RPA is hereby deleted in its entirety and replaced with “[intentionally deleted]”.

2.4. The definitions of “Canadian Dollar Equivalent”, “Canadian Originator”, “Canadian Person”, “Canadian Receivables Sale Agreement”, “Deemed Interest Reserve”, “Currency Reserve”, “Insolvency Event,” “MCE Percentage”, “Quebec Assets”, “Quebec Receivable” and “U.S. Dollar Equivalent” in Exhibit I to the RPA, and all references to any of such terms in such Exhibit or in the RPA are hereby deleted.

2.5. The last sentence of the definition of “Receivable Interest” in Exhibit I to the RPA is hereby deleted in its entirety.

2.6. Sections 5.1(s) and (t) of the RPA are hereby amended and restated in their entirety to read, respectively, as follows:

(s) Payments to Applicable Originator. With respect to each Receivable transferred to Seller under a Receivables Sale Agreement, Seller has given reasonably equivalent value to the applicable Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any Receivable under a Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.7. Section 7.1(i)(Q) of the RPA is hereby amended and restated in its entirety to read as follows:

(Q) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinions relating to substantive consolidation issues issued by Dewey & LeBoeuf LLP (or Dewey Ballantine LLP as its predecessor) in connection with the U.S. Receivables Sale Agreement, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

2.8. The RPA is hereby amended to delete “the PPSA” and “the PPSA (as applicable)” where they appear.

2.9. The definitions of the following terms in Exhibit I to the RPA are hereby amended and restated in their entirety to read, respectively, as follows:

“Adverse Claim” means a lien, security interest, charge, pledge, hypothecation or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Eligible Receivable” means, at any time, a Receivable:

(i) the Obligor of which: (a) is not a natural person; (b) is a corporation or other business organization organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States, unless such receivable is an Eligible Foreign Receivable; (c) is not an Affiliate of any of the parties hereto; (d) is not a government or a governmental subdivision or agency; and (e) is not a Designated Obligor,

(ii) which is not a Defaulted Receivable,

(iii) which is not owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,

(iv) which by its terms is due and payable within 120 days of the original billing date therefor and has not been outstanding for more than 90 days past such original billing date and has not had its payment terms extended more than once; provided, however, in the event that the Best Possible DSO exceeds 40 days, the outstanding balance of Receivables payable within 120 days of the original billing date therefor shall be deducted from the numerator set forth in clause (i) of the definition of the term “Best Possible DSO” in an amount necessary to cause the Best Possible DSO to be 40 days or less,

(v) which is an “account” or a “payment intangible” within the meaning of Article 9 of the UCC of all applicable jurisdictions,

(vi) which is denominated and payable only in United States dollars in the United States,

(vii) which arises under a Contract in a form which the Agent has not deemed to be unacceptable in its reasonable discretion and which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

(viii) which arises under a Contract which (A) does not contain an enforceable prohibition on pledge or assignment by the applicable Originator or its assigns or require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

(ix) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,

(x) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,

(xi) which satisfies all applicable requirements of the Credit and Collection Policy,

(xii) which was generated in the ordinary course of the applicable Originator’s business,

(xiii) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),

(xiv) as to which the Agent has not notified Seller that the Agent has determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agent,

(xv) which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the applicable Originator or by a wholly-owned Subsidiary of such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Agent, that such Receivables shall not be subject to such offset,

(xvi) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(xvii) as to which each of the representations and warranties contained in Sections 5.1(g), (i), (j), (r), (s), (t) and (u) is true and correct,

(xviii) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Seller under and in accordance with the Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Foreign Receivable” means a Receivable the Obligor of which (a) if a natural person, is a resident of a country other than the United States or (b) if a corporation or other business organization, is organized under the laws of a country other than the United States, and has its chief executive office in a country other than the United States.

“GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of the Existing Agreement.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Receivables Sale Agreement” means the U.S. Receivables Sale Agreement.

“Required Reserve” means, on any day during a Calculation Period, the product of (i) the greater of (A) the Required Reserve Factor Floor and (B) the sum of the Loss Reserve, the Yield Reserve, the Dilution Reserve and the Servicing Reserve, times (ii) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.

2.10. Exhibits VIII and X to the RPA are hereby amended and restated in their entirety to read as set forth in Annexes A and B, respectively, hereto.

2.11. Exhibit IV to the RPA is hereby amended to delete all “Canadian Based Bank Accounts” listed thereon.

2.12. The Performance Undertaking is hereby amended to delete recitals 3, 4 and 5, and to replace all references to “Sale Agreement[s]” with “U.S. Sale Agreement” and all references to “Subsidiary Originator[s]” with “U.S. Subsidiary Originator[s]”.

2.13. Any amendment made to the Performance Undertaking pursuant to this Section 2 is also made to Exhibit IX to the RPA.

3. Representations.

3.1. Each of the Seller Parties represents and warrants to the Purchasers and the Agent that it has duly authorized, executed and delivered this Amendment and that each of the RPA and Performance Undertaking, as amended hereby, constitutes, a legal, valid and binding obligation of such Seller Party, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability).

3.2. Each of the Seller Parties further represents and warrants to the Purchasers and the Agent that, after giving effect to this Amendment, each of its representations and warranties set forth in Section 5.1 of the RPA is true and correct as of the date hereof and that no Amortization Event or Unmatured Amortization Event exists as of the date hereof and is continuing.

4. Conditions Precedent. This Amendment shall become effective as of the date first above written upon satisfaction of each of the following conditions:

(a) Receipt by the Agent of a counterpart hereof duly executed by each of the parties hereto;

(b) Receipt by Latham & Watkins LLP of payment of all previously invoiced but unpaid legal fees and disbursements in connection with the Transaction Documents;

(c) Receipt by the Agent of a counterpart of that certain Canadian Receivables Sale Termination and Reassignment Agreement by and among Seller, Wolverine Tube (Canada) Inc., CIT/BC, Wachovia and the Agents, duly executed by all parties thereto;

(d) Termination of the Blocked Account Agreement dated as of April 4, 2006 by and among Wolverine Tube (Canada) Inc., an Ontario corporation (the “Canadian Company”), the Seller, the Agent and The Bank of Nova Scotia; and

(e) Execution and delivery by all parties of that certain Canadian Receivables Termination and Reassignment Agreement, dated as of May 30, 2008, by and among the Seller, the Canadian Company, the Purchasers and the Agents.

5. Miscellaneous.

5.1. Except as expressly amended hereby, the RPA and the Performance Undertaking shall remain unaltered and in full force and effect, and each of the parties hereby ratifies and confirms the RPA, the Performance Undertaking and each of the other Transaction Documents to which it is a party.

5.2. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

5.3. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery of any executed counterpart by facsimile or electronic mail with an attached image of such executed counterpart shall have the same force and effect as delivery of an originally executed counterpart.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

DEJ 98 FINANCE, LLC

By:	/s/ David A. Owen
Name:	David A. Owen
Title:	Member, Board of Managers

WOLVERINE FINANCE, LLC

By:	/s/ David A. Owen
Name:	David A. Owen
Title:	Vice Manager and Treasurer

WOLVERINE TUBE, INC.

By:	/s/ David A. Owen
Name:	David A. Owen
Title:	Chief Financial Officer

THE CIT GROUP/BUSINESS CREDIT, INC.,
individually and as Co-Agent

By:	/s/ Alan Strauss
Name:	Alan Strauss
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Elizabeth R. Wagner
Name:	Elizabeth R. Wagner
Title:	Managing Director

ANNEX A

EXHIBIT VIII

DEJ 98 Finance Monthly Servicer Report

For the Month Ended:

[MM/DD/YYYY]

(Page 1)

($000’s)

Calculated Funding Availability

A/R ROLLFORWARD

Beginning Balance
Add: New Billings
Add: Debits
Less: Net Cash
Less: Dilution
Less: Gross Write-Offs
EOM AR Balance

AGING SCHEDULE	% of Total Aging
Current	Current Month	1 Month Prior	2 Months Prior
Current
1-30 DPD
31-60 DPD
61-90 DPD
91+ DPD
Total Credits in Agings
Total Aging

A/R RECONCILIATIONS

Calculated Ending A/R
Reported Ending A/R
Difference
Calculated Ending A/R
Total Aging
Difference

INELIGIBLES

Defaulted Receivables (Gross)
Contra Accounts
Cross-Aged 50%
Volume Rebate Accrual
Chargebacks
Bankrupt A/R
Other Foreign
Ineligible Payment Terms
Total Ineligibles

Eligible Receivables

DEJ 98 Finance Monthly Servicer Report

For the Month Ended:

[MM/DD/YYYY]

(Page 2)

($000’s)

			Current Month	One Month Prior	Two Months Prior
EXCESS CARVEOUTS
Over-concentrations (From Obligor Concentrations)
Excess Foreign
Deduction for Best Possible DSO

FUNDING AVAILABILITY CALCULATION
Total A/R
Less: Total Ineligibles
Eligible Receivables
Less: Total Excess Carveouts
NET POOL BALANCE

RESERVES
Loss Reserve
Dilution Reserve
Yield Reserve
Servicing Reserve
Total Dynamic Reserve
Reserve Floor
Required Reserve %
Required Reserve $ (RR)

FUNDING AVAILABILITY
Net Pool Balance (NPB)
Less: Required Reserve
CALCULATED FUNDING AVAILABILITY
Maximum Funding Available
Current CP Outstanding (CP)
Purchase Availability (or Required Paydown)

Purchase (or Paydown) at Settlement

TRIGGER COMPLIANCE

	Compliance Test	Compliance Level
Asset Interest	(CP+RR) / NPB < 100%	[In/Out] of Compliance
3M Delinquency Trigger	Less than 2.75%	[In/Out] of Compliance
3M Default Ratio	Less than 2.5%	[In/Out] of Compliance
3M Dilution Ratio	Less than 5%	[In/Out] of Compliance
Best Possible DSO	<= 40	[In/Out] of Compliance
Purchase Limit	<= $75,000,000	[In/Out] of Compliance
[Financial Covenant 1]
[Financial Covenant 2]
[Financial Covenant 3]

EXCESS CONCENTRATIONS

	Obligor Name	Short Term Debt Rating	Allowable %	Total Receivables	% of Total	Excess Receivables
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
Total

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to outstanding receivables as of [MM/DD/YYYY] in accordance with the Second Amended and Restated Receivables Purchase Agreement dated February 21, 2008 and that all representations and warranties related to such Agreement are restated and reaffirmed.

Signed:	Date:
Title:

ANNEX B

EXHIBIT X

Weekly Calculated Funding Availability - Asset Securitization Facility

Enter data as of week ending date in yellow-shaded cells.

Enter data as of most recent month end date in blue-shaded cells.

Cells that are not shaded contain formulas.

Week Ending	[MM/DD/YY]
AGING SCHEDULE
Current
1-30 DPD
31-60 DPD
61-90 DPD
91+ DPD
Total

INELIGIBLES
Credit balance items > 60 DPD		Enter as a positive number.
Defaulted Receivables (Gross)	—	Calculated
Contra Accounts		Use most recent month-end balance
Cross-Aged 50%		Use most recent month-end balance
Volume Rebate Accrual		Use most recent month-end balance
Chargebacks		Use most recent month-end balance
Bankrupt A/R		Use most recent month-end balance
Other Foreign		Use most recent month-end balance
Ineligible Payment Terms		Use most recent month-end balance
Total Ineligibles	—	Calculated

Eligible Receivables	—	Calculated

					Allowable Percentage		Credit Rating	Rating Code
OBLIGOR CONCENTRATIONS (Top 5 under 60 DPD)	Combined Total	Combined Domestic*	Combined Foreign*	Rating Code	[X.XX	%]	NR/NR	1
1	—	6,594	—	6	[X.XX	%]	A3/P3	2
2	—	9,700	8,353	3	[X.XX	%]	A2/P2	3
3	—	3,706	1,872	4	[X.XX	%]	A1/P1	4
4	—	6,277	—	1	[X.XX	%]	A1+/P1	5
5	—	12,287	26	3	[X.XX	%]	Special Limit	6
* Exclude amounts with respect to each Obligor that are included in row 22 above.
EXCESS CARVEOUTS
Over-concentrations	—	Calculated
Eligible Foreign (York, Carrier, Whirlpool, Trane and GE)		Originated in U.S.
Excess Foreign	—	Calculated
Deduction for Best Possible DSO	—	Use most recent month-end balance
Total Excess Carveouts	—	Calculated

FUNDING AVAILABILITY CALCULATION
Total A/R	—	Calculated
Less: Total Ineligibles	—	Calculated

Eligible Receivables	—	Calculated
Less: Total Excess Carveouts	—	Calculated

NET POOL BALANCE	—	Calculated

RESERVES
Loss Reserve		Use most recent month-end percentage
Dilution Reserve		Use most recent month-end percentage
Yield Reserve		Use most recent month-end percentage
Servicing Reserve		Use most recent month-end percentage
Total Dynamic Reserve	0.00%	Calculated
Reserve Floor		Use most recent month-end percentage
Required Reserve %	0.00%	Calculated
Required Reserve $ (RR)	—	Calculated

FUNDING AVAILABILITY
Net Pool Balance (NPB)	—	Calculated
Less: Required Reserve	—	Calculated

CALCULATED FUNDING AVAILABILITY	—	Calculated
AVAILABILITY CAP	75,000	Fixed

Current CP Outstanding (CP)	—
Purchase Availability (or Required Paydown)	—	Calculated